Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-142882) and the incorporation by reference in the Form 10-K of our report dated November 13, 2012, with respect to the financial statements of Simulations Plus, Inc. as of and for the years ended August 31, 2012 and 2011, which report appears in the August 31, 2012 Annual Report on Form 10-K of Simulations Plus, Inc.

/s/ Rose, Snyder & Jacobs

Rose, Snyder & Jacobs LLP

Encino, California

November 13, 2012